Exhibit 10.19

Borrower Joinder Agreement

THIS BORROWER JOINDER AGREEMENT (this “Agreement”), dated as of October 19, 2023, is by and among Nuveen Churchill BDC SPV II, LLC (the “Existing Borrower”) Nuveen Churchill BDC SPV IV, LLC, a Delaware limited liability company (the “New Borrower”), and Sumitomo Mitsui Bank Corporation, a Japanese banking corporation, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (“Collateral Agent”), under that certain Amended and Restated Loan and Servicing Agreement, dated as of October 13, 2023, (as such agreement may be amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Loan and Servicing agreement”) by and among the Existing Borrower and each other Borrower from time to time party thereto, Nuveen Churchill Direct Lending Corp., a Maryland corporation (“Servicer”), the Administrative Agent, the Collateral Agent, the Lenders from time to time party thereto, U.S. Bank Trust Company, National Association, as collateral administrator (“Collateral Administrator”), and U.S. Bank National Association, as collateral custodian (“Collateral Custodian), and as account bank. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Loan and Servicing Agreement.

New Borrower desires to join the Loan and Servicing Agreement as a borrower pursuant to Section 2.24 of the Loan and Servicing Agreement.

Accordingly, the New Borrower and the Existing Borrower each hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties:
1.The New Borrower and the Existing Borrower each hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Borrower will be deemed to be a party to and a “Borrower” under the Loan and Servicing Agreement and shall have all of the obligations of a Borrower thereunder as if it had originally on the A&R Effective Date executed the Loan and Servicing Agreement and the other Transaction Documents as a Borrower and all currently existing and future incurred obligations of the New Borrower and the Existing Borrower under the Transaction Documents shall be joint and several obligations of all Borrowers. The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties, covenants and other terms, conditions and provisions of the Loan and Servicing Agreement and the other applicable Transaction Documents applicable to a Borrower. Without limiting the generality of the foregoing terms of this Paragraph 1, the New Borrower in its capacity as a Borrower, agrees to assume and bind itself to all debts, liabilities and obligations of a Borrower in accordance with the Loan and Servicing Agreement.

2.The Lender and the Administrative Agent hereby appoint the Servicer as servicer for the New Borrower under the terms set forth in the Loan Agreement, the New Borrower hereby agrees to such appointment and the Servicer hereby accepts such appointment.

3.The effectiveness of this Agreement and the New Borrower's joinder as a Borrower under the Transaction Documents is subject to the prior satisfaction of all conditions precedent set forth in Section 2.24 of the Loan and Servicing Agreement, including the delivery of the officer's closing certificate described in Schedule I-B(b) of the Loan and Servicing Agreement.

4.New Borrower authorizes the Collateral Agent to file UCC financing statements and take such other actions as are necessary or desirable to perfect Collateral Agent's Lien on the New Borrower's Collateral, in each case, in accordance with the Loan and Servicing Agreement in the furtherance of the foregoing.

5.The New Borrower acknowledges and confirms that it has received a copy of the Loan and Servicing Agreement and the schedules and exhibits thereto and each other Transaction Document and the schedules and exhibits thereto. The information on the schedules to the Loan and Servicing Agreement are hereby supplemented (to the extent required under the Loan and Servicing Agreement) to reflect the information shown on the attached Schedule A.

6.The New Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent or the Collateral Agent, it do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request in accordance with the terms and conditions of the Loan and Servicing Agreement and the Transaction Documents as may be necessary to effect the purposes of this Agreement.

7.This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. The terms of Sections 11.06, 11.10 and 11.11 of the Loan and Servicing Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed by an authorized officer as of the day and year first above written.

NUVEEN CHURCHILL BDC SPV IV, LLC, as New Borrower By: Nuveen Churchill Direct Lending Corp., as member By: /s/ Shaul Vichness Name: Shaul Vichness Title: Chief Financial Officer
NUVEEN CHURCHILL BDC SPV II, LLC, as Existing Borrower By: Nuveen Churchill Direct Lending Corp., as member By: /s/ Shaul Vichness Name: Shaul Vichness Title: Chief Financial Officer

Acknowledged, accepted and agreed:

SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent

By: /s/ Jason Hare
Name: Jason Hare
Title: Managing Director

Acknowledged, accepted and agreed:

SUMITOMO MITSUI BANKING CORPORATION,
as Collateral Agent

By: /s/ Jason Hare
Name: Jason Hare
Title: Managing Director

Acknowledged, accepted and agreed:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Administrator

By: /s/ Scott DeRoss
Name: Scott DeRoss
Title: Senior Vice President

Schedule A

Supplemental Information to Schedules of the Loan and Servicing Agreement [See attached]

SCHEDULE II
PRIOR NAMES, TRADENAMES, FICTITIOUS NAMES AND “DOING BUSINESS AS” NAMES
New Borrower:    None